SECOND AMENDMENT TO THE

EXPENSE LIMITATION AGREEMENT

THIS SECOND AMENDMENT (“Second Amendment”) to the Expense Limitation Agreement is made as of this 1st day of May, 2017, by and between Great-West Capital Management, LLC (the “Adviser”), and Great-West Funds, Inc. (“Great-West Funds”) (each a “Party” and collectively the “Parties”). Great-West Funds is a series investment company, and is entering into this Second Amendment on behalf of, and this Second Amendment shall apply to, each series of Great-West Funds set forth on SCHEDULE A hereto (each a “Fund,” collectively the “Funds”), as such schedule may be amended from time to time to add or delete series.

WHEREAS, the Parties entered into an Expense Limitation Agreement on May 1, 2015, as amended (the “Agreement”), whereby the Adviser agreed to reduce the management fee of an applicable Fund by 0.35% of the amount such Fund is allocated to a fixed interest contract issued and guaranteed by Great-West Life & Annuity Insurance Company (a “GWL&A Contract”);

WHEREAS, the Parties amended the Agreement on May 1, 2016, by replacing Schedule A (“First Amendment”); and

WHEREAS, the Parties now desire to amend the Agreement by entering into this Second Amendment.

NOW, THEREFORE, the parties hereto agree as follows:

1.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

2.

Except to the extent modified by this Second Amendment, the remaining provisions of the Agreement will remain in full force and effect. In the event of a conflict between the provisions of the Agreement and those of this Second Amendment, this Second Amendment will control.

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GWCM – GW Funds 2nd Amendment to Expense Limitation Agreement (GWLA Contract)

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be signed by their respective officers thereunto duly authorized, as of the day and year first above written.

GREAT-WEST CAPITAL MANAGEMENT, LLC

Attest:	/s/ Ryan L. Logsdon	By:	/s/ David L. Musto

Name:	Ryan L. Logsdon	Name:	David L. Musto

Title:	Vice President, Counsel &
	Secretary	Title:	President & Chief Executive Officer

GREAT-WEST FUNDS, INC.

Attest:	/s/ Ryan L. Logsdon	By:	/s/ Mary C. Maiers

Name:	Ryan L. Logsdon	Name:	Mary C. Maiers

Title:	Vice President, Counsel &
	Secretary	Title:	Chief Financial Officer & Treasurer

GWCM – GW Funds 2nd Amendment to Expense Limitation Agreement (GWLA Contract)	Page 2 of 3

SCHEDULE A

TO THE

EXPENSE LIMITATION AGREEMENT

GREAT-WEST FUNDS, INC.

Great-West Lifetime Conservative 2015 Fund

Great-West Lifetime 2015 Fund

Great-West Lifetime Conservative 2020 Fund

Great-West Lifetime 2020 Fund

Great-West Lifetime Conservative 2025 Fund

Great-West Lifetime 2025 Fund

Great-West Lifetime Conservative 2030 Fund

Great-West Lifetime 2030 Fund

Great-West Lifetime Conservative 2035 Fund

Great-West Lifetime 2035 Fund

Great-West Lifetime Conservative 2040 Fund

Great-West Lifetime 2040 Fund

Great-West Lifetime Conservative 2045 Fund

Great-West Lifetime 2045 Fund

Great-West Lifetime Conservative 2050 Fund

Great-West Lifetime 2050 Fund

Great-West Lifetime 2055 Conservative Fund

Great-West Lifetime 2055 Fund

Great-West Conservative Profile I Fund

Great-West Moderately Conservative Profile I Fund

Great-West Moderate Profile I Fund

Great-West Moderately Aggressive Profile I Fund

Great-West Aggressive Profile I Fund

Great-West Conservative Profile II Fund

Great-West Moderately Conservative Profile II Fund

Great-West Moderate Profile II Fund

Great-West Moderately Aggressive Profile II Fund

Great-West Aggressive Profile II Fund

Great-West SecureFoundation® Balanced Fund

Great-West SecureFoundation® Lifetime 2015 Fund

Great-West SecureFoundation® Lifetime 2020 Fund

Great-West SecureFoundation® Lifetime 2025 Fund

Great-West SecureFoundation® Lifetime 2030 Fund

Great-West SecureFoundation® Lifetime 2035 Fund

Great-West SecureFoundation® Lifetime 2040 Fund

Great-West SecureFoundation® Lifetime 2045 Fund

Great-West SecureFoundation® Lifetime 2050 Fund

Great-West SecureFoundation® Lifetime 2055 Fund

Initial term ends on date: April 30, 2016

GWCM – GW Funds 2nd Amendment to Expense Limitation Agreement (GWLA Contract)	Page 3 of 3